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                                                                     EXHIBIT 5.1



                               February 15, 2000

SPSS INC.
233 South Wacker Drive
Chicago, Illinois  60606

          Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

          You have requested our opinion with respect to the offering and sale of common stock pursuant to a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of up to an aggregate of 546,060 shares of common stock, $.01 par value per share (the "common stock") of SPSS Inc. (the "Corporation").

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Corporation and certificates of public officials and have not independently verified such facts.

          Based upon the foregoing, it is our opinion that the common stock is legally issued, fully paid and non-assessable.

          We express no opinion as to the laws of any jurisdiction other than the State of Illinois, the United States of America, and, solely with respect to matters of corporate organization and authority, the General Corporation Law of the State of Delaware. We are not admitted to the practice of law in the State of Delaware. Insofar as the foregoing opinion relates to matters that would be controlled by the substantive laws of any jurisdiction other than the United States of America, the General Corporation Law of the State of Delaware (with respect to matters of corporate organization and authority) or the State of Illinois, we have assumed that the substantive laws of such jurisdiction conform in all respects to the internal laws of the State of Illinois.

          We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement relating to the registration of 546,060 shares of common stock and to the use of our name as your counsel in connection with the Registration Statement and in the prospectus forming a part thereof.

                                                     Very truly yours,

                                                     ROSS & HARDIES

                                                     By: Lawrence R. Samuels
                                                        ------------------------
                                                                 A Partner